Filed Pursuant to Rule 424(B)(5)

Registration No. 333-236397

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
4.625% Subordinated Notes due 2061	$460,000,000(1)	100.00%	$460,000,000(1)	$50,186

(1)	Includes $60 million aggregate principal amount of 4.625% Subordinated Notes due 2061 subject to the underwriters’ option to purchase additional notes solely to cover overallotments.
(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3, as amended (File No. 333-236397) in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 12, 2020)

Carlyle Finance L.L.C.

$400,000,000 4.625% Subordinated Notes due 2061

Carlyle Finance L.L.C. (the “Issuer”) is offering $400,000,000 aggregate principal amount of its 4.625% subordinated notes due 2061 (the “notes”). Interest on the notes is payable on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2021. Interest on the notes will accrue from May 11, 2021. The notes will mature on May 15, 2061. The Issuer may defer interest payments during one or more deferral periods for up to five consecutive years as described in this prospectus supplement.

On or after May 15, 2026, the Issuer may redeem the notes, in whole at any time or in part from time to time, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the notes are not redeemed in whole, at least $25 million aggregate principal amount of the notes must remain outstanding after giving effect to such redemption.

The Issuer may redeem the notes, in whole, but not in part, within 120 days of the occurrence of a Tax Redemption Event (as defined in “Description of the Notes—Tax Redemption”) at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

The Issuer may redeem the notes, in whole, but not in part, at any time prior to May 15, 2026, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of the Notes—Optional Redemption of the Notes”), at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

We intend to use the net proceeds from this offering for general corporate purposes.

The notes will be fully and unconditionally guaranteed, jointly and severally, on a subordinated basis, by The Carlyle Group Inc., Carlyle Holdings I L.P., Carlyle Holdings II L.L.C., Carlyle Holdings III L.P. and CG Subsidiary Holdings L.L.C. and any other entity that is required to become a guarantor of the notes as provided under “Description of the Notes—Guarantees” (collectively, the “Guarantors”). Initially, none of the subsidiaries of The Carlyle Group Inc., other than the Issuer, Carlyle Holdings (as defined herein) and CG Subsidiary Holdings L.L.C., will guarantee or have any obligation in respect of the notes. The Issuer is an indirect finance subsidiary of The Carlyle Group Inc. and has no operations or assets other than in such capacity.

The notes and the guarantees will be the Issuer’s and the Guarantors’ direct and unsecured obligations and will (a) be subordinate and junior in right of payment and upon our liquidation junior to all of their respective existing and future unsecured and unsubordinated indebtedness, including in the case of the Guarantors, their guarantees of the existing notes (as defined herein); (b) rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes (as defined in “Description of the Notes—Subordination of Notes and Guarantees”) of the Issuer or the relevant Guarantor; (c) be effectively subordinated to all existing and future secured Indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and (d) be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations of each subsidiary of the Issuer or the relevant Guarantor that is not itself the Issuer or a Guarantor.

The notes will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof.

We intend to apply to list the notes on The Nasdaq Global Select Market (the “Nasdaq”) under the symbol “CGABL.” If approved for listing, we expect trading of the notes on the Nasdaq to commence within 30 days after they are first issued.

Investing in the notes involves significant risks. See “Risk Factors” beginning on page S-8 herein and in the documents we have incorporated by reference for more information.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public(1)	$25.0000	$400,000,000
Underwriting discount(2)	$0.7355	$11,768,000
Proceeds, before expenses, to us	$24.2645	$388,232,000

(1)	Plus accrued interest, if any, from May 11, 2021 to the date of delivery.
(2)

Reflects $327,600,000 aggregate principal amount of notes sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per note, and $72,400,000 aggregate principal amount of notes sold to institutional investors, for which the underwriters received an underwriting discount of $0.50 per note. Underwriting discount per note is calculated using a weighted average underwriting discount for retail and institutional investors. See “Underwriting” for more information.

We have granted the underwriters an option to purchase up to an additional $60,000,000 aggregate principal amount of notes within 30 days from the date of this prospectus supplement solely to cover overallotments at the price to public less the applicable underwriting discount.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, which may include Clearstream Banking S.A., or Euroclear Bank SA/NV, on or about May 11, 2021, against payment in immediately available funds.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	Citigroup	J.P. Morgan

Joint Lead Managers

Credit Suisse	Goldman Sachs & Co. LLC	Mizuho Securities

May 4, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement may be used only where it is legal to sell the notes offered hereby. You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate only as of the date on the front cover of those respective documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless the context suggests otherwise, references in this prospectus supplement to “Carlyle,” the “Company,” “we,” “us” and “our” refer to The Carlyle Group Inc. and its consolidated subsidiaries. When we refer to the “Carlyle Holdings entities” or “Carlyle Holdings,” we are referring, collectively, to Carlyle Holdings I L.P., Carlyle Holdings II L.L.C. and Carlyle Holdings III L.P. References to the “Issuer” refer to Carlyle Finance L.L.C.

References herein to our “senior credit facility” are to our $775 million revolving credit facility. References herein to our “CLO term loans” are to certain term loans we have borrowed to finance a portion of our investments in certain collateralized loan obligation vehicles. References herein to our “existing notes” refer collectively to (i) the $425 million aggregate principal amount of 3.500% Senior Notes due 2029 issued by Carlyle Finance Subsidiary L.L.C., which we refer to as the “2029 notes,” (ii) the $350 million aggregate principal amount of 5.650% Senior Notes due 2048 issued by Carlyle Finance L.L.C., which we refer to as the “2048 notes,” (iii) the $600.0 million aggregate principal amount of 5.625% Senior Notes due 2043 issued by Carlyle Holdings II Finance L.L.C., which we refer to as the “2043 notes” and (iv) the $250.0 million aggregate principal amount of 3.875% Senior Notes due 2023 issued by Carlyle Holdings Finance L.L.C., which we refer to as the “2023 notes.”

The Issuer is a finance subsidiary without material business activities outside of this offering. No historical information relating to the Issuer is presented herein or incorporated by reference. The historical consolidated financial information of The Carlyle Group Inc. is incorporated in this prospectus supplement by reference from The Carlyle Group Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed by The Carlyle Group Inc. with the SEC on February 11, 2021 and any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K subsequently filed by The Carlyle Group Inc., as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and in our other periodic filings. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

S-iii

SUMMARY

This summary does not contain all the information you should consider before investing in the notes. You should read this entire prospectus supplement and accompanying prospectus and the documents incorporated by reference herein carefully, including the financial statements and related notes and reconciliations contained or incorporated by reference herein and the section entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K subsequently filed by The Carlyle Group Inc., which are incorporated by reference in this prospectus supplement.

The Carlyle Group

We are a global investment firm that deploys capital across scalable strategies. We advise an array of investment funds and other investment vehicles that invest across the spectrum of private capital asset classes, including private equity, credit, real estate, and natural resources. Our teams invest across a range of strategies that leverage our deep-industry expertise, local insights, and global resources and seek to deliver attractive returns for our investors throughout an investment cycle. Since our firm was founded in Washington, D.C. in 1987, we have grown to manage $260 billion in AUM as of March 31, 2021. Our experienced and diverse team of over 1,800 employees includes nearly 700 investment professionals in 29 offices across five continents, and we serve more than 2,675 active carry fund investors from 95 countries. Across our Global Private Equity (“GPE”) funds, as of March 31, 2021, we had investments in 262 active portfolio companies that employ more than 1,000,000 people around the world.

We operate our business across three segments: (1) Global Private Equity, (2) Global Credit, and (3) Investment Solutions.

Global Private Equity. Our GPE segment, established in 2020 as a result of a realignment of our operating segments to better reflect the internal management of our business, is a combination of our former Corporate Private Equity and Real Assets segments. Our GPE segment advises our corporate private equity, real estate and natural resources funds.

Global Credit. Our Global Credit segment, established in 1999 with our first high yield fund, advises a group of 75 active funds that pursue investment strategies across the credit spectrum, including liquid credit, illiquid credit and real assets credit. Taken together, these various capital sources provide the opportunity for Carlyle to offer highly customizable and creative financing solutions to borrowers to meet their specific capital needs. Carlyle draws on the expertise and underwriting capabilities of our over 175 investment professionals and leverages the resources and industry expertise of Carlyle’s global network to provide creative solutions for borrowers. In 2020, we hired several new senior investment professionals to continue to build Global Credit’s investment breadth and geographical presence.

Investment Solutions. Our Investment Solutions segment, established in 2011, provides comprehensive investment opportunities and resources for our investors and clients to build their portfolios through fund of funds, secondary purchases of existing portfolios and managed co-investment programs. Investment Solutions executes these activities through AlpInvest Partners, one of the world’s largest investors in private equity.

For a description of our business, financial condition, results of operations, and other important information, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information; Incorporation by Reference.”

Organizational Structure

On January 1, 2020, we completed our conversion from a Delaware limited partnership named The Carlyle Group L.P. into a Delaware corporation named The Carlyle Group Inc. (the “Conversion”). Since January 1, 2020, our business and affairs are overseen by a board of directors of The Carlyle Group Inc. Following the Conversion, each of Carlyle Holdings, CG Subsidiary Holdings L.L.C. and the Issuer is an indirect wholly owned subsidiary of The Carlyle Group Inc.

The simplified diagram below does not depict all of our subsidiaries, including intermediate holding companies through which certain of the subsidiaries depicted are held.

(1)

In connection with the Conversion, senior Carlyle professionals and certain of the other former limited partners of Carlyle Holdings who became holders of shares of common stock in connection with the Conversion were generally required to grant an irrevocable proxy to Carlyle Group Management L.L.C. that entitles it to vote their shares of common stock until the earlier of (i) such time as Carlyle Group Management L.L.C. ceases to have voting power over shares of common stock representing at least 20% of the total voting power of all the then outstanding shares of capital stock entitled to vote in the election of directors and (ii) January 1, 2025. As of March 31, 2021, Carlyle Group Management L.L.C., which is wholly owned and controlled by our founders and other senior Carlyle professionals, holds approximately 56.1% of the voting power of our common stock.
(2)

Certain direct and indirect wholly owned subsidiaries of the Carlyle Holdings entities omitted from this diagram are obligors under our senior credit facility and certain CLO term loans, but will not be guarantors of the notes offered hereby. See “Risk Factors—Risks Relating to the Notes and the Guarantees—The Issuer is a finance subsidiary and will depend upon intercompany transfers from the Guarantors to meet its obligations under the notes. The Guarantors are holding entities and will depend upon funds from their respective subsidiaries to meet their obligations under the guarantees. The guarantees will be structurally subordinated to the claims of the creditors of the Guarantors’ respective subsidiaries.”

(3)	Carlyle Finance Subsidiary L.L.C., Carlyle Holdings Finance L.L.C., and Carlyle Holdings II Finance L.L.C. will not be guarantors of the notes offered hereby.

The Carlyle Group Inc. was formed in Delaware as a partnership on July 18, 2011 and converted to a corporation on January 1, 2020. Our principal executive offices are located at 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505, and our telephone number is (202) 729-5626.

The Offering

The summary below describes the principal terms of the notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus supplement entitled “Description of the Notes” and any free writing prospectus we may provide you in connection with this offering for a more detailed description of the terms and conditions of the notes. As used in this section, the terms the “Issuer,” “us,” “we” or “our” refer to Carlyle Finance L.L.C. and not any of its subsidiaries or affiliates.

Issuer	Carlyle Finance L.L.C.

Securities Offered	$400,000,000 aggregate principal amount of 4.625% Subordinated Notes due 2061 (or $460,000,000 aggregate principal amount of 4.625% Subordinated Notes due 2061 if the underwriters exercise their overallotment option to purchase additional notes in full).

Interest Rate	The notes will bear interest at the rate of 4.625% per year.

Interest Payment Dates	Interest on the notes is payable on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2021. Interest on the notes will accrue from May 11, 2021, subject to our right to defer the payment of interest as described under “Optional Interest Deferral” below.

Maturity Date	May 15, 2061 unless earlier redeemed or repurchased.

Optional Redemption	We may elect to redeem the notes:

•

in whole at any time or in part from time to time on or after May 15, 2026, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the notes are not redeemed in whole, at least $25 million aggregate principal amount of the notes must remain outstanding after giving effect to such redemption;

•	as provided under “Tax Redemption” below; or

•

in whole, but not in part, at any time prior to May 15, 2026, within 90 days after the occurrence of a “rating agency event” (as defined in “Description of the Notes—Optional Redemption of the Notes”) at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

Tax Redemption	We may redeem the notes, in whole, but not in part, within 120 days of the occurrence of a Tax Redemption Event (as defined in “Description of the Notes—Tax Redemption”) at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

Optional Interest Deferral	We have the right on one or more occasions to defer the payment of interest on the notes for up to five consecutive years (each such period, an “optional deferral period”). During an optional deferral period, interest will continue to accrue at the interest rate on the notes, compounded quarterly as of each interest payment date to the extent permitted by applicable law. See “Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

Payment Restrictions Upon Interest Deferral	If we have exercised our right to defer interest payments on the notes, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank equally with or junior to the notes upon our liquidation, dissolution or winding up, subject to certain limited exceptions, including, without limitation, deferred consideration payments required by the terms of the Conversion; provided that, notwithstanding the foregoing, no terms of the notes will restrict in any manner (i) the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries or (ii) the ability to make payments that are not in respect of equity or debt securities.

Subordination; Ranking	The notes will be unsecured obligations and will:

•	be subordinate and rank junior in right of payment to all existing and future Senior Indebtedness (as defined in “Description of the Notes—Subordination of Notes and Guarantees”) of the Issuer;

•	rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes of the Issuer;

•	be effectively subordinated to all existing and future secured Indebtedness of the Issuer, to the extent of the value of the assets securing such Indebtedness; and

•

be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the Issuer that is not itself the Issuer.

The notes do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment and upon our liquidation to the notes.

Guarantors	The Carlyle Group Inc., Carlyle Holdings I L.P., Carlyle Holdings II L.L.C., Carlyle Holdings III L.P. and CG Subsidiary Holdings L.L.C. and any other entity that is required to become a guarantor of the notes as provided under “Description of the Notes—Guarantees.”

Guarantees

The Guarantors will fully and unconditionally guarantee payment of principal, premium, if any, and interest on the notes, jointly and severally, on a subordinated basis. The Guarantors are holding companies and the notes are not guaranteed by any fee generating businesses or investment funds affiliated with The Carlyle Group, Inc.

or its subsidiaries. The guarantees of the notes will be unsecured obligations of the Guarantors and will:

•	be subordinate and rank junior in right of payment to all existing and future Senior Indebtedness of the relevant Guarantor;

•	rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes of the relevant Guarantor;

•	be effectively subordinated to all existing and future secured Indebtedness of the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and

•

be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the relevant Guarantor that is not itself the Guarantor.

The Guarantors that will guarantee the notes offered hereby also guarantee the existing notes. See the organizational chart included in “—Organizational Structure” above.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $387 million.

We intend to use the net proceeds from this offering for general corporate purposes.

Certain Covenants	The indenture governing the notes will include requirements that, among other things, restrict the ability of the Issuer and, as applicable, the Guarantors to merge, consolidate or sell, transfer or convey all or substantially all of their assets.

These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes.”

Trustee	The Bank of New York Mellon Trust Company, N.A., a national banking association.

Additional Notes

From time to time, without notice to, or the consent of, the holders of the notes, the Issuer may issue other debt securities under the indenture in addition to the notes, increase the principal amount of the notes that may be issued under the indenture and issue additional notes of this series in the future. Any such additional notes will have the same terms as the notes being offered hereby but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes being offered hereby. If issued, these additional notes will become part of the same series as the notes being offered hereby, including for purposes of voting, redemptions and offers to purchase; provided that if the additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, such additional notes will be issued with a separate CUSIP number.

Denominations and Form	The notes will be book entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through Clearstream Banking S.A., or Euroclear Bank SA/NV, as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The notes will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof.

Listing	We intend to apply to list the notes on the Nasdaq under the symbol “CGABL.” If approved for listing, we expect trading of the notes on the Nasdaq to commence within 30 days after they are first issued.

Risk Factors	See “Risk Factors” starting on page S-8 herein and in the documents we have incorporated by reference for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the notes.

Governing Law	The State of New York.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement, including the matters addressed under “Forward-Looking Statements,” you should carefully consider the following risks before investing in the notes.

You should also read the risk factors and other cautionary statements, including those described under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K subsequently filed by The Carlyle Group Inc., which are incorporated by reference in this prospectus supplement.

We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks incorporated by reference and discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks Relating to the Notes and the Guarantees

The Issuer is a finance subsidiary and will depend upon intercompany transfers from the Guarantors to meet its obligations under the notes. The Guarantors are holding entities and will depend upon funds from their respective subsidiaries to meet their obligations under the guarantees. The guarantees will be structurally subordinated to the claims of the creditors of the Guarantors’ respective subsidiaries.

The Issuer is an indirect finance subsidiary of The Carlyle Group Inc., which will guarantee the notes, and has no operations or assets other than in such capacity. Furthermore, the Guarantors are each holding entities, and their only significant assets are their investments in their respective subsidiaries. As a finance subsidiary, the Issuer is dependent upon intercompany transfers of funds from the Guarantors to meet its obligations under the notes and, as holding entities, the Guarantors are dependent upon intercompany transfers of funds from their respective subsidiaries to meet their obligations under the guarantees. The ability of such entities to make payments to the Issuer or the Guarantors may be restricted by, among other things, applicable laws as well as agreements to which those entities may be a party. Therefore, the Issuer’s ability and the Guarantors’ abilities to make payments in respect of the notes or the guarantees, respectively, may be limited.

Initially, none of the subsidiaries of The Carlyle Group Inc., other than the Issuer, Carlyle Holdings and CG Subsidiary Holdings L.L.C., will guarantee or have any obligations in respect of the notes, unless any such entities become guarantors. See “Summary—Organizational Structure” and “Description of the Notes.” Accordingly, the notes will be structurally subordinated to claims of creditors (including trade creditors, policyholder liabilities and other payables and claims of preferred equity-holders, if any) of all the non-guarantor subsidiaries of The Carlyle Group Inc., except to the extent that any such subsidiaries become guarantors. In addition, certain direct and indirect wholly owned subsidiaries of the Carlyle Holdings entities are obligors under our senior credit facility, our existing notes, and certain CLO term loans, but will not be guarantors of the notes offered hereby. All obligations of each subsidiary of The Carlyle Group Inc. that is not itself the Issuer or a Guarantor will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to the Issuer and the Guarantors.

In contrast to typical guaranteed debt securities, the Guarantors of the notes are holding companies. Accordingly, the notes have similar credit characteristics to holding company debt that does not have the benefit of guarantees and are structurally subordinated to the claims of creditors of our fee generating businesses.

The guarantees of the notes are intended to serve a different purpose than guarantees in a traditional guaranteed debt structure. In a typical debt offering with guarantees, the notes are issued by a parent holding company and the obligations are fully and unconditionally guaranteed by the issuer’s wholly owned domestic subsidiaries that possess all or a substantial portion of the revenue generating assets of the company on a consolidated basis. This has the effect of improving the credit quality of what would otherwise be holding company debt by effectively eliminating structural subordination of the parent’s debt obligations to the trade and other creditors of the operating businesses. By contrast, the guarantees of the notes offered hereby will be issued by intermediate holding companies and, therefore, the notes and guarantees will remain structurally subordinated to the creditors of our fee generating businesses. Accordingly, the credit quality of the notes and related guarantees is more similar to holding company debt securities than traditional guaranteed debt securities. Following the Conversion, each of Carlyle Holdings, CG Subsidiary Holdings L.L.C. and the Issuer is an indirect wholly owned subsidiary of The Carlyle Group Inc. The Indenture will provide that, without the consent of any holder of notes, a Guarantor’s guarantee of the notes will terminate if either (i) such Guarantor is not The Carlyle Group Inc. and is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, or (ii) such Guarantor is designated a Non Guarantor Entity (as defined under “Description of the Notes—Guarantees”) in accordance with the Indenture. As a result, we will have the ability to remove all of the guarantees of the notes other than the guarantee from The Carlyle Group Inc. without the consent of the holders of the notes. See “Description of the Notes—Guarantees.”

Your right to receive payments on the notes will be subordinated.

The notes and the guarantees will be the Issuer’s and the Guarantors’ direct and unsecured obligations and will (a) be subordinate and rank junior in right of payment to all existing and future senior indebtedness (meaning any indebtedness that does not expressly state that it ranks pari passu or junior in right of payment to the notes) of the Issuer or the relevant Guarantor; (b) rank equal in right of payment with all existing and future indebtedness ranking on a parity with the notes of the Issuer or the relevant Guarantor; (c) be effectively subordinated to all existing and future secured indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such indebtedness; and (d) be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the Issuer or the relevant Guarantor that is not itself the Issuer or a Guarantor.

As of March 31, 2021, we had $1,950.7 million in outstanding senior indebtedness, no indebtedness ranking on a parity with the notes and no indebtedness ranking junior to the notes.

In the future, the Issuer, the Guarantors or the subsidiaries of the Issuer or the Guarantors may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. The notes and the guarantees will be effectively subordinated to the extent of the value of the assets securing any secured debt. The effect of this subordination is that if any of the Issuer, the Guarantors or the subsidiaries of the Guarantors is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any secured debt, the assets that secure such debt will be available to pay obligations on the notes or the guarantees only after all such debt has been paid in full from the assets securing such debt, even if an event of default exists under the indenture governing the notes at such time. In addition, since the notes are expressly subordinated to all senior indebtedness of the Issuer and the Guarantors, holders of the notes will participate in any remaining assets ratably with any other pari passu subordinated indebtedness only after all of the other unsecured and unsubordinated creditors of the Issuer, the Guarantors or the subsidiaries of the Guarantors has been paid in full. In any such event, because the notes are unsecured, it is possible that there might be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

The Issuer can defer interest payments on the notes for one or more periods of up to five consecutive years. This may affect the market price of the notes.

So long as there is no event of default with respect to the notes, the Issuer may defer interest payments on the notes, from time to time, for one or more optional deferral periods of up to five consecutive years. At the end of an optional deferral period, if all amounts due are paid, including compounded interest, the Issuer could start a new optional deferral period of up to five consecutive years. During any optional deferral period, interest on the notes would be deferred but would accrue additional interest at a rate equal to the then applicable interest rate on the notes, compounded quarterly as of each interest payment date, to the extent permitted by applicable law. No optional deferral period may extend beyond the maturity date of the notes or the earlier acceleration, repurchase or redemption of the notes. See “Description of the Notes—Option to Defer Interest Payments.”

If the Issuer exercises the right to defer interest payments, the notes may trade at a price that does not fully reflect the value of accrued and unpaid interest on the notes or that is otherwise less than the price at which the notes may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the notes is likely to be affected and may be more volatile than other securities that do not have these rights.

If the Issuer does defer interest on the notes and you sell your notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its notes until the Issuer pays the deferred interest at the end of the applicable deferral period.

The Issuer and the Guarantors may continue to make certain distributions to The Carlyle Group Inc. when the Issuer defers interest payments on the Notes.

If the Issuer exercises its right to defer interest payments, neither the Issuer nor any Guarantor may generally make payments on or redeem or purchase any of its equity interests or any of its debt securities or guarantees that rank pari passu or junior to the notes, subject to certain limited exceptions, including without limitation, deferred consideration payments required by the terms of the Conversion. In addition, this provision will not prevent us from making payments that are not in respect of equity or debt securities, such as payments under our tax receivable agreement. As of March 31, 2021, our liability under the tax receivable agreement was $98 million. Also, notwithstanding the foregoing restrictions, no terms of the notes will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries. The holders of the notes will have no right to prohibit, and no claim over, any such distributions, which may be material in amount. See “Description of the Notes—Payment Restrictions During a Deferral Period.”

If the Issuer defers interest payments on the notes, there will be U.S. federal income tax consequences to U.S. holders of the notes.

If the Issuer were to defer interest payments on the notes, the notes would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a “U.S. holder” (as defined herein in “Material United States Federal Income Tax Consequences”) would be required to include such stated interest in income as it accrues, regardless of such U.S. holder’s regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the notes as taxable income.

If the Issuer were to defer interest payments on the notes, and if holders of the notes sell their notes before the record date for the payment of interest at the end of an optional deferral period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the optional deferral period. Moreover, amounts that holders were required to include in income in respect of the notes during the optional deferral period will be added to such holders’ adjusted tax basis in the notes, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Material United States Federal Income Tax Consequences—Material Tax Consequences to U.S. Holders—Sale, Exchange or Retirement of Notes.”

Your ability to sell the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

We intend to apply to list the notes on the Nasdaq under the symbol “CGABL.” If approved for listing, we expect trading of the notes on the Nasdaq to commence within 30 days after they are first issued. The listing of the notes will not necessarily ensure that an active trading market for the notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for the notes will be free from disruptions that may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon our credit ratings with major credit rating agencies, prevailing interest rates, the market for similar notes, our performance, our election to defer interest payments on the notes (see “Description of the Notes—Option to Defer Interest Payments”), overall conditions of the economy and financial markets and other factors.

If an active trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the notes.

The market price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and future prospects;

•	our election to defer interest payments on the notes (see “Description of the Notes—Option to Defer Interest Payments”); and

•	the overall condition of the economy and the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. The credit rating agencies that currently or may in the future publish a rating for us or the notes may, from time to time, change the way they analyze securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes. If the credit rating agencies change their practices for rating these types of securities in the future, the ratings of the notes may be subsequently lowered. Negative changes in our ratings could have an adverse effect on the market prices of the notes. The effect of any credit rating downgrade would be to increase our costs of borrowing in the future.

Redemption may adversely affect your return on the notes.

The Issuer has the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption of the Notes.” The Issuer may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There are limited covenants and protections in the indenture.

The indenture and the notes have only two restrictive covenants, including (i) a limitation on liens covenant which only limits the Issuer and the Guarantor from creating liens on their assets to secure indebtedness ranking pari passu or junior to the notes and (ii) a merger covenant which is intended to provide limited protection to holders in connection with a merger or consolidation by the Issuer or any of the Guarantors or the sale of all or substantially all of the assets of the Issuer or any Guarantor The restrictions of these covenants are limited and may not be sufficient to protect your investment in the notes. For example, there are no financial covenants in the indenture or any limitation on the amount of indebtedness that the Issuer, the Guarantors or any of their subsidiaries may incur.

Credit ratings may not reflect all risks.

Any credit ratings for the notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

U.S. federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and any guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes, the incurrence of any guarantees of the notes entered into upon issuance of the notes and guarantees that may be entered into thereafter under the terms of the indenture governing the notes. Under applicable bankruptcy laws and comparable provisions of fraudulent transfer or conveyance laws, which may vary from jurisdiction to jurisdiction, the notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) the Issuer or any of the Guarantors, as applicable, issued the notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or (2) the Issuer or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or incurring its guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the Issuer or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital to carry on business; or

•	the Issuer or any of the Guarantors intended to, or believed that it would, incur debts beyond the Issuer’s or such Guarantor’s ability to pay such debts as they mature.

A court would likely find that the Issuer or a Guarantor did not receive reasonably equivalent value or fair consideration for the notes or a guarantee if the Issuer or a Guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if in exchange for the transfer or obligation, property is transferred or new or antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the

Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the Issuer’s or any of the Guarantors’ other debt. Generally, however, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantees or subordinate the notes or such guarantees to presently existing and future indebtedness of the Issuer or of the applicable Guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

Although each guarantee entered into by a Guarantor will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $387 million.

We intend to use the net proceeds from this offering for general corporate purposes.

DESCRIPTION OF THE NOTES

Set forth below is a description of the material terms of the 4.625% Subordinated Notes due 2061(the “notes”), the Indenture and the Note Guarantees (as such terms are defined below). This description supplements, and should be read together with, the description of the general terms and provisions of our debt securities and guarantees set forth in the accompanying prospectus under the caption “Description of Debt Securities.” Any information regarding the notes and guarantees contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture (as defined below) governing the notes. In addition to reading the description of the notes in this prospectus supplement, you should also read the Indenture under which the notes are to be issued because it, and not this description, will define your rights as a holder of the notes.

General

The notes will be issued by Carlyle Finance L.L.C. (the “Issuer” and, together with the Guarantors (as defined below), the “Credit Parties”). The notes will be fully and unconditionally guaranteed jointly and severally, on a subordinated basis by (i) The Carlyle Group Inc., (ii) Carlyle Holdings I L.P., Carlyle Holdings II L.L.C. and Carlyle Holdings III L.P. (collectively, “Carlyle Holdings”) and (iii) CG Subsidiary Holdings L.L.C. (together with The Carlyle Group Inc. and Carlyle Holdings, the “Initial Guarantors”). Initially, none of the subsidiaries of The Carlyle Group Inc., other than the Issuer, Carlyle Holdings and CG Subsidiary Holdings L.L.C., will guarantee or have any obligation in respect of the notes.

The notes will be issued as subordinated debt securities under an indenture to be dated as of May 11, 2021, as supplemented by a first supplemental indenture to be dated as of May 11, 2021 (as so supplemented, the “Indenture”), in each case among the Issuer, the Initial Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

The notes will be issued as subordinated debt securities in an initial aggregate principal amount of $400,000,000 (or $460,000,000 if the underwriters exercise their overallotment option to purchase additional notes in full) in book-entry form in denominations of $25 and multiples of $25 in excess thereof. Payments of principal of, and interest on, the notes will be made in U.S. dollars. The provisions of the Indenture pertaining to satisfaction and discharge of the Indenture, defeasance, covenant defeasance and unclaimed moneys will apply to the notes. The notes will mature on May 15, 2061, unless the Issuer redeems or repurchases the notes prior to that date, as described below under “—Optional Redemption of the Notes,” and “—Tax Redemption”.

The terms of the notes include those stated in the Indenture. The Indenture does not limit the amount of other debt that the Issuer or the Initial Guarantors may incur. The Issuer may, from time to time, without the consent of the holders of the notes, issue other debt securities under the Indenture in addition to the notes. The Issuer may also, from time to time, without the consent of the holders of the notes, increase the principal amount of the notes that may be issued under the Indenture and issue additional notes of this series in the future. Any such additional notes will have the same terms as the notes being offered by this prospectus supplement but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes being offered by this prospectus supplement. If issued, these additional notes will become part of the same series as the notes being offered by this prospectus supplement, including for purposes of voting, redemptions and offers to purchase. If any additional notes are not fungible for U.S. federal income tax purposes with the notes being offered by this prospectus supplement, such additional notes will be issued with a separate CUSIP number.

The notes do not provide for any sinking fund.

Maturity

The notes will mature on May 15, 2061.

Principal and Interest

Subject to applicable law and subject to any optional deferral period, as described below, interest on the notes will accrue at an annual rate equal to 4.625%, and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2021, each of which we refer to as an interest payment date, to the record holders at the close of business on the immediately preceding February 1, May 1, August 1 and November 1, as applicable (whether or not a business day), subject to certain exceptions.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).

Amounts due on the stated maturity date or earlier redemption or repurchase date of the notes will be payable at the corporate trust office of the Trustee, initially at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention: Corporate Trust Administration. The Issuer will make payments of principal, premium, if any, redemption or repurchase price and interest in respect of the notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as paying agent for payments with respect to the notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent in each place of payment for the notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium, if any, or the repurchase or redemption price on notes which remain unclaimed at the end of two years after such principal, interest, premium or redemption or repurchase price has become due and payable will be repaid to the Issuer upon written request, and the holder of such notes thereafter may look only to the Issuer for payment thereof.

Neither the Issuer nor the Trustee will impose any service charge for any transfer or exchange of a note. However, the Issuer may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.

The Issuer is not required to transfer or exchange any notes selected for redemption for a period of 15 days before mailing of a notice of redemption of the notes to be redeemed.

Interest not paid on any interest payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the notes until paid. References to “interest” include interest accruing on the notes, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable and in each case to the extent permitted by applicable law.

If any interest payment date, stated maturity date or earlier redemption or repurchase date falls on a day that is not a business day in The City of New York, the Issuer will make the required payment of principal, premium, if any, redemption or repurchase price and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption or repurchase date, as the case may be, to the next business day.

As used in the Indenture, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any repurchase or redemption price of, the notes are payable.

Option to Defer Interest Payments

So long as no Event of Default (as defined below) with respect to the notes has occurred and is continuing, the Issuer may, on one or more occasions, defer interest payments on the notes for one or more optional deferral periods of up to five consecutive years without giving rise to an Event of Default under the terms of the notes. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration, repurchase or redemption of the notes. During an optional deferral period, interest will continue to accrue on the notes, and deferred interest payments will accrue additional interest at the then applicable interest rate on the notes, compounded quarterly as of each interest payment date to the extent permitted by applicable law. During an optional deferral period, the Issuer will be prohibited from paying current interest on the notes until all accrued and unpaid deferred interest plus any accrued interest thereon has been paid. No interest otherwise due during an optional deferral period will be due and payable on the notes until the end of such optional deferral period except upon an acceleration, repurchase or redemption of the notes during such deferral period.

At the end of five years following the commencement of an optional deferral period, the Issuer must pay all accrued and unpaid deferred interest, including compounded interest if it has not been paid before that time. If, at the end of any optional deferral period, the Issuer has paid all deferred interest due on the notes, including compounded interest, the Issuer can again defer interest payments on the notes as described above.

The Issuer will provide to the Trustee and the holders of notes written notice of any deferral of interest or continuation of deferral of interest at least two and not more than 60 business days prior to the applicable interest payment date. The Issuer has no present intention of exercising its right to defer payments of interest.

Payment Restrictions During a Deferral Period

After the commencement of an optional deferral period, until all accrued and unpaid interest on the notes has been paid, the Issuer and the Guarantors will not:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s or the Guarantors’ equity interests (which includes common and preferred stock);

•

make any payment of principal, interest or premium on or repay, repurchase or redeem any Indebtedness Ranking on a Parity with the notes (as defined below) or Indebtedness Ranking Junior to the notes (as defined below); or

•

make any guarantee payments with respect to any guarantee by the Issuer or any Guarantor of any securities of any of their respective subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the notes.

None of the foregoing, however, shall restrict:

•	distributions or other payments to The Carlyle Group Inc. or any direct or indirect wholly owned subsidiary of The Carlyle Group Inc.;

•

dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Issuer’s or the Guarantors’ equity interests where the dividend equity interests or equity interests issuable upon exercise of such options, warrants or other rights is the same equity interests as that on which the dividend or distribution is being paid or ranks equally with or junior to such equity interests;

•

any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of equity interests under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

as a result of a reclassification of any series or class of the Issuer’s or the Guarantors’ equity interests or the exchange or conversion of one class or series of the Issuer’s or the Guarantors’ equity interests for or into another class or series of the Issuer’s or the Guarantors’ equity interests;

•

the purchase of fractional interests in shares of the Issuer’s or the Guarantors’ equity interests pursuant to an acquisition or the conversion or exchange provisions of such equity interests or the security being converted or exchanged;

•

purchases or acquisitions, including the net settlement, of shares of the Issuer’s or the Guarantors’ equity interests in connection with any employment contract, benefit plan, equity incentive plan or other similar arrangement with or for the benefit of directors, officers, agents, consultants or employees or satisfaction of the Issuer’s and the Guarantors’ obligations under any dividend reinvestment plan or director, officer, agent, consultant or employee stock purchase plans;

•

any exchange, redemption or conversion of any class or series of the Issuer’s or the Guarantors’ equity interests, or the equity interests of one of their respective subsidiaries, for any other class or series of the Issuer’s or the Guarantors’ equity interests, or of any class or series of their respective Indebtedness (as defined below) for any class or series of equity interests;

•

any exchange, redemption, repayment, repurchase or conversion of any of the Issuer’s or any Guarantor’s Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes for any of the Issuer’s or any Guarantor’s Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes, including any such indebtedness convertible into equity interests;

•

purchases or acquisitions of, or payments in respect of, shares of the Issuer’s or the Guarantors’ equity interests in connection with satisfaction of the Issuer’s or the Guarantors’ obligations under any contract or security entered into before and not entered into in anticipation of the commencement of the optional deferral period in compliance with the terms of the Indenture, including the Deferred Payments;

•

(i) payment of current or deferred interest on the Issuer’s or any Guarantor’s Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes made pro rata to the amounts due on such Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes and the notes and (ii) payment of principal or current or deferred interest on the Issuer’s or any Guarantor’s Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes that, if not made, would cause a breach of the terms of the instrument governing such Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes;

•

the payment of any dividend or distribution on the Issuer’s or the Guarantors’ equity interests within 30 days after the date of declaration of such dividend or distribution, if the dividend or distribution would have been permitted under the Indenture on the date of declaration; and

•

the redemption of securities ranking on a parity with the notes or securities ranking junior to the notes, within 60 days after the date on which notice of redemption was given, if at the time the notice was given, such redemption would have been permitted under the Indenture.

Notwithstanding the foregoing, the terms of the notes will not restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

“Deferred Payments” means payments by The Carlyle Group Inc. and/or its subsidiaries to former holders of partnership units of Carlyle Holdings required by the terms of the Conversion, in an amount not to exceed $225.0 million.

Note Guarantees

The obligations of the Issuer pursuant to the notes and the Indenture, including any redemption obligation resulting from a Tax Redemption Event (as defined below) or a “rating agency event,” will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, on a subordinated basis, by each of the Initial Guarantors and any Additional Guarantors as defined below (Additional Guarantors, if any, together with the Initial Guarantors, the “Guarantors”).

Any New Carlyle Entity as defined below (other than a Non-Guarantor Entity) must provide a Note Guarantee, whereupon such New Carlyle Entity shall be an “Additional Guarantor.”

Other than the Issuer, Carlyle Holdings, CG Subsidiary Holdings L.L.C. and any Additional Guarantor, none of the subsidiaries of The Carlyle Group Inc. will guarantee or have any obligation in respect of the notes. The Issuer is a finance subsidiary with no operations or assets other than in such capacity, and Carlyle Holdings are holding partnerships or companies that hold equity interests in operating entities. The Carlyle Group Inc. is a holding company with no operations or assets other than in such capacity. The Issuer and the Initial Guarantors depend upon funds from the Initial Guarantors’ respective subsidiaries to meet their obligations in respect of the notes or the Note Guarantees, as applicable. Accordingly, the credit character of the notes is comparable to debt issued by a holding company.

Each Note Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law or Quebec law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes or a Guarantor may have effectively no obligation under its Note Guarantee.

The Note Guarantee of a Guarantor will terminate if:

•

such Guarantor is not The Carlyle Group Inc. and is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, including the covenant described below under “—Consolidation, Merger, Sale of Assets and Other Transactions,”

•	such Guarantor is designated a Non-Guarantor Entity in accordance with the Indenture, or

•	the Issuer effects a defeasance or discharge of the notes, as provided below under “—Defeasance and Covenant Defeasance.”

“New Carlyle Entity” means any subsidiary (other than a directly or indirectly wholly owned subsidiary) of The Carlyle Group Inc. other than (i) a then-existing Guarantor, (ii) any Person in which The Carlyle Group Inc. directly or indirectly owns its interest through one or more then-existing Guarantors or (iii) any Person through which The Carlyle Group Inc. directly or indirectly owns its interests in one or more then-existing Guarantors.

“Non-Guarantor Entity” means any Person designated by the Issuer as such in accordance with the Indenture. The Indenture will provide that the Issuer may designate any Person as a Non-Guarantor Entity if (1) such Person is directly or indirectly wholly owned by one or more Credit Parties or (2) such Person, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (2) on a combined and consolidated basis and taken as a whole, would not constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of The Carlyle Group Inc. (the foregoing, the “Non-Guarantor Limitation”). The Issuer may also, from time to time, remove the designation of any Person as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (2) of the immediately preceding sentence to the extent as of the end of any fiscal quarter such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Issuer’s sole member giving effect to such designation or removal, and in the case of a designation, a certificate of the chief financial officer, chief accounting officer or other senior executive officer of The Carlyle Group Inc. certifying that such designation complied with the foregoing provisions.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

The notes and Note Guarantees are obligations of the Credit Parties and are not obligations of the subsidiaries of the Credit Parties, other than a subsidiary that is itself one of the Credit Parties. The Credit Parties do not conduct material independent operations and substantially all of their operations are conducted through subsidiaries of the Guarantors. The Issuer’s cash flow and ability to service debt, including the notes, depend upon receiving loans, advances and other payments from the Guarantors and their subsidiaries. The Guarantors will depend on the distribution of earnings, loans or other payments by their subsidiaries to make such payments to the Issuer. These subsidiaries are separate and distinct legal entities and they have no obligation to pay any amounts due on the notes or to provide the Credit Parties with funds to satisfy any payment obligations with respect to the notes. In addition, any payment of dividends, distributions, loans or advances by subsidiaries of the Guarantors could be subject to statutory or contractual restrictions. Payments due to the Guarantors by their respective subsidiaries will also be contingent upon the earnings and business considerations of such subsidiaries. The Guarantors’ right to receive any assets of any of their respective subsidiaries, as a common equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, policyholder liabilities and other payables, and claims of preferred equity-holders, if any. In addition, certain direct and indirect wholly-owned subsidiaries of the Initial Guarantors are obligors under our senior credit facility and certain CLO term loans, but will not be Guarantors of the notes offered hereby. Moreover, the notes are unsecured. Thus, even if any of the Credit Parties were a creditor of any Credit Party’s subsidiary, its rights as a creditor would be effectively subordinated to such subsidiary’s secured indebtedness to the extent of the value of the collateral securing such indebtedness and would be subordinated to such subsidiary’s indebtedness that is senior to that held by the Credit Parties. See “Risk Factors—Risks Relating to the Notes and the Guarantees.”

Subordination of the Notes and the Note Guarantees

The payment of the principal of, premium, if any, and interest on the notes and the payment of any Note Guarantee will:

•	be subordinate and rank junior in right of payment to all existing and future Senior Indebtedness (as defined below) of the Issuer or the relevant Guarantor;

•	rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes (as defined below) of the Issuer or the relevant Guarantor;

•	be effectively subordinated to all existing and future secured Indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and

•

be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the Issuer or the relevant Guarantor that is not itself the Issuer or a Guarantor.

The Indenture will not contain any limitations on the amount of additional Indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur, including Senior Indebtedness.

Upon any payment or distribution of assets to creditors upon any receivership, liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, or similar proceedings, the holders of Senior Indebtedness of the Issuer or the relevant Guarantor will first be entitled to receive payment in full in cash or other satisfactory consideration of all amounts due or to become due, including interest accruing after the filing of a bankruptcy or insolvency proceeding on or in respect of such Senior Indebtedness before the holders of the notes will be entitled to receive or retain any payment in respect of the notes or the relevant Note Guarantee.

In the event of the acceleration of the maturity of the notes, the holders of all Senior Indebtedness of the Issuer or the relevant Guarantor outstanding at the time of such acceleration will first be entitled to receive payment in full in cash or other satisfactory consideration of all such Senior Indebtedness before the holders of the notes will be entitled to receive or retain any payment in respect of the notes or the relevant Note Guarantee.

In the event and during the continuation of any default in any payment with respect to any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated because of a default, then, unless and until such default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, no payments on account of principal or premium, if any, or interest in respect of the notes may be made, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other satisfactory consideration.

As of March 31, 2021, the Issuer and the Guarantors had in the aggregate $1,950.7 million in outstanding Senior Indebtedness, no Indebtedness Ranking on a Parity with the notes and no Indebtedness Ranking Junior to the notes.

“Senior Indebtedness” shall mean all Indebtedness, whether outstanding on the date of the first issuance of the notes or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes, and any deferrals, renewals or extensions of such Senior Indebtedness. Senior Indebtedness does not include obligations to trade creditors created or assumed by us in the ordinary course of business, which will rank pari passu with the notes in right of payment upon liquidation.

“Indebtedness Ranking on a Parity with the notes” shall mean Indebtedness, whether outstanding on the date of first issuance of the notes or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the notes in right of payment upon the Issuer’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization or similar events. The securing of any Indebtedness in compliance with the Indenture, otherwise constituting Indebtedness Ranking on a Parity with the notes, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the notes.

“Indebtedness Ranking Junior to the notes” shall mean any Indebtedness, whether outstanding on the date of the first issuance of the notes or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the notes (and any Indebtedness Ranking on a Parity with the notes) in right of payment upon the Issuer’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization, or similar events. The securing of any Indebtedness in compliance with the Indenture, otherwise constituting Indebtedness Ranking Junior to the notes, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the notes.

“Indebtedness” shall mean (a) any obligation of, or any obligation guaranteed by, the Issuer or any Guarantor for which such Person is responsible or liable as obligor or otherwise including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against us and whether or not allowed as a claim in bankruptcy or similar proceedings) for (i) indebtedness for money borrowed, (ii) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (iii) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations under “keep-well” agreements required by insurance regulators or (vi) any obligation referred to in (i) through (v) above of other persons secured by any lien on any property or asset of the Credit Parties (to the extent of the value of such property or asset subject to such lien) and (b) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts), swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the notes or thereafter created, assumed or incurred.

Limitations on Liens

The Indenture will provide that the Credit Parties will not, and will not cause or permit any of their respective subsidiaries to, create, assume, incur or guarantee any Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes, in each case, that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such subsidiaries, without providing that the notes (together with, if the Credit Parties shall so determine, any other indebtedness of or guarantee by, the Credit Parties ranking equally in right of payment with the notes and existing as of the closing of the offering of the notes or thereafter created) will be secured equally and ratably with or prior to all such other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other indebtedness is so secured.

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect subsidiary of The Carlyle Group Inc. or is merged into a direct or indirect subsidiary of The Carlyle Group Inc. (provided such liens are not created or incurred in connection with such transaction and do not extend to any other subsidiary), (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith and (c) other liens of a similar nature as those described above. This covenant will not limit the ability of the Credit Parties or their subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

None of the Credit Parties shall be party to a Substantially All Merger or participate in a Substantially All Sale, unless:

•

the Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is organized under the laws of the United States or any state thereof or, other than with respect to the Issuer, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing (collectively, the “Permitted Jurisdictions”), and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•

the Issuer delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For as long as any notes remain outstanding, all equity and voting interests of the Issuer must be owned directly or indirectly by one or more Guarantors and each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

Any Person that becomes a Successor Party pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the notes and the Note Guarantees.

Any substitution of a Successor Party for the applicable Credit Party might be deemed for U.S. federal income tax purposes to be an exchange of the notes for “new” notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Optional Redemption of the Notes

We may redeem the notes in increments of $25 principal amount:

•

in whole at any time or in part from time to time on or after May 15, 2026, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the notes are not redeemed in whole, at least $25 million aggregate principal amount of the notes must remain outstanding after giving effect to such redemption;

•	as provided below under “—Tax Redemption;” or

•

in whole, but not in part, at any time prior to May 15, 2026, within 90 days of the occurrence of a “rating agency event,” at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest (including compounded interest, if any) to but excluding the date of redemption.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the notes, which amendment, clarification or change results in (a) the shortening of the length of time the notes are assigned a particular level of equity credit by that rating agency as compared to the length of time that the notes would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the notes; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the notes.

If less than all of the notes are to be redeemed, the principal amount of such notes held by each beneficial owner of such notes to be redeemed will be selected in accordance with the procedures of the depository. The notes and portions of notes will be selected in amounts of $25 and multiples of $25 in excess of $25. If the notes are held in definitive form, the Trustee will so select by lot.

Notice of redemption will be mailed to each holder of notes to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the notes to be redeemed; that on the redemption date the redemption price will become due and payable and that interest will cease to accrue; the place or places where such notes are to be surrendered for payment of the redemption price; and the CUSIP number of the notes to be redeemed. Any notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction. In the case of any partial redemption, selection of the notes for redemption will be selected for redemption by DTC in accordance with its operating procedures. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

By no later than 11:00 a.m. (New York City time) on the redemption date, the Issuer will deposit or cause to be deposited with the Trustee or with another paying agent (or, if any of the Credit Parties is acting as the Issuer’s paying agent with respect to the notes, such Credit Party will segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued interest on, all of the notes or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the notes to be redeemed, and interest, if any, on the notes to be redeemed will cease to accrue from and after that date. Upon surrender of any such notes for redemption, the Issuer will pay those notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by the Issuer for such purpose, and the Issuer will execute, and the Trustee will authenticate and deliver to a holder without service charge, new notes of the same series and of like tenor, of any authorized denomination as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the principal of the notes that holder surrenders.

On and after the date of redemption, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption amount.

Tax Redemption

If a Tax Redemption Event occurs prior to the maturity date of the notes, the Issuer may redeem the notes, in whole but not in part, within 120 days of the occurrence of the Tax Redemption Event, on notice given not more than 60 days nor less than 15 days prior to such date of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

“Tax Redemption Event” means that the Issuer will have received an opinion of counsel of recognized standing with respect to U.S. federal income tax matters or an opinion of a “Big Four” accounting firm (or successor thereto) that, in each case, is experienced in such matters to the effect that, as a result of any:

•

amendment to, clarification of, or change in (including any promulgation, enactment, execution or modification of) the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the notes;

•

(x) proposed amendment to, clarification of, or change in those laws or regulations that is announced after the initial issuance of the notes or (y) material development occurring after the initial issuance of the notes with respect to any proposed amendment to, clarification of, or change in those laws or regulations (whether or not such proposed change was announced before the initial issuance of the notes);

•

official administrative pronouncement (including a private letter ruling, notice, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any pronouncement, ruling, regulatory procedure or regulation) interpreting, clarifying or applying those laws or regulations enumerated in the preceding bullet points, by any court, governmental agency or regulatory authority that is announced after the initial issuance of the notes; or

•

threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which challenge is asserted against us or becomes publicly known on or after the initial issuance of the notes;

there is more than an insubstantial increase in the risk that interest accruable or payable by the Issuer on the notes is not, or within 365 days of the date of the opinion will not be, deductible by the Issuer in whole or in part, for U.S. federal income tax purposes.

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the Indenture with respect to the notes:

•

the Issuer’s failure to pay any interest, including compounded interest, on the notes when due and payable after taking into account any optional deferral period as set forth in the Indenture, continued for 30 days;

•	the Issuer’s failure to pay principal (or premium, if any) on any notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•

any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the notes for 90 days after the Issuer receives notice of such failure from the Trustee or 90 days after the Issuer and the Trustee receive notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Guarantor (other than an Insignificant Guarantor); and

•

a Note Guarantee of any Guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such Note Guarantee is found to be invalid or a Guarantor (other than an Insignificant Guarantor) denies its liability under its Note Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

A default also includes, for example, a failure to pay interest when due if the Issuer does not give a timely written notice of its election to commence or continue a deferral period. If the Issuer does not give a timely written notice of its election to commence or continue a deferral period and fails to pay interest when due, any holder of notes may seek to enforce its obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an Event of Default as described above.

If the Issuer gives a timely written notice of its election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no default arises from the Issuer’s non-payment of interest on such interest payment date.

“Insignificant Guarantor” means a Guarantor (or a group of Guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then-existing Non-Guarantor Entities designated pursuant to clause (ii) of the definition of Non-Guarantor Entity, as set forth above under the caption “—Note Guarantees,” constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of The Carlyle Group Inc.

If an Event of Default with respect to the notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all outstanding notes to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization with respect to the Issuer, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to the notes, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all outstanding notes, except in the case of (i) a default in the payment of the principal of (or premium, if any) or interest on any note, or the redemption price in connection with any redemption of notes, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each note affected.

The Trustee is required within 90 days after the occurrence of a default (of which a responsible trust officer of the Trustee has received written notice and is continuing), with respect to the notes (without regard to any grace period or notice requirements), to give to the holders notice of such default; provided that except in the case of a default in the payment of principal of (or premium, if any) or interest on any note, or the redemption price in connection with any redemption of notes, the Trustee may withhold notice if and so long as a committee of responsible trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders.

The Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of such default or Event of Default, as the case may be, has been received by a responsible officer of the Trustee at the corporate trust office of the Trustee, and such notice references the notes and the Indenture.

The Trustee, subject to its duties during a default to act with the required standard of care, may require indemnification by the holders, reasonably satisfactory to the Trustee, with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes, provided that such direction shall not be in conflict with any rule of law or with the Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No holder of notes may institute any action against the Credit Parties under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such notes in accordance with its terms) unless (i) the holder has given to a responsible trust officer of the Trustee written notice of an Event of Default and of the continuance thereof with respect to the notes specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of outstanding notes under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the notes.

The Issuer is required to furnish the Trustee annually a statement by certain of its officers to the effect that, to the best of their knowledge, the Issuer is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

Agreement by Holders to Treat Notes as Indebtedness for Tax Purposes

Each holder and beneficial owner of the notes will, by accepting the notes or a beneficial interest therein, agree and shall be deemed to have agreed that the holder or beneficial owner intends that the notes constitute indebtedness, and will treat the notes as indebtedness, for all U.S. federal, state and local tax purposes.

Defeasance and Covenant Defeasance

Except as prohibited by the Indenture, if the Issuer deposits with the Trustee sufficient money or United States government obligations, or both, to pay the principal of, premium, if any, and interest on, the notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations with respect to the notes or elect that its failure to comply with certain restrictive covenants, including those described in “—Consolidation, Merger, Sale of Assets and Other Transactions” and “—Limitations on Liens” and the requirement to add Additional Guarantors as described in “—Note Guarantees” will not be deemed to be or result in a default or an Event of Default under the notes.

Modification and Waiver

The Issuer, the Guarantors and the Trustee may modify the Indenture in a manner that affects the interests or rights of the holders of notes with the consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding. However, the Indenture will require the consent of each holder of notes affected by any modification which would:

•	change the fixed maturity of, or any installment of principal or interest on, the notes;

•	reduce the principal amount of the notes payable at or upon acceleration of the maturity thereof, or reduce the rate or extend the time of payment of interest thereon;

•	reduce any premium payable upon the redemption or change the date on which the notes must be redeemed;

•	change the currency in which the notes or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the notes;

•

reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify the subordination provisions of the notes in any manner adverse to the holders;

•	modify the Note Guarantees in any manner adverse to the holders; or

•	modify any of the above bullet points.

The Issuer, the Guarantors and the Trustee may also modify and amend the Indenture without the consent of any holders of notes to:

•	add covenants that would benefit the holders of any notes or surrender any right or power the Indenture confers upon the Issuer or any Guarantor;

•	evidence the assumption of the Issuer’s obligations or the obligations of any Guarantor under the Indenture by a successor;

•	add any additional events of default for the benefit of the holders of any notes;

•	add new Guarantors;

•	provide for the release of any Guarantor in accordance with the Indenture;

•	secure the notes;

•	provide for a successor Trustee;

•	provide for the issuance of additional notes;

•	establish forms or terms for notes of any series;

•	comply with the rules of any applicable depositary;

•	add or change any provisions of the Indenture to permit or facilitate the issuance of notes in uncertificated form;

•

add, change or eliminate any of the provisions of the Indenture so long as such addition, change or elimination (i) does not apply to or modify the rights of the holders of notes of any series created prior to such addition, change or elimination and (ii) becomes effective only when there are no notes created prior to the execution of the supplemental indenture then outstanding which are entitled to the benefit of such provision;

•	cure any ambiguity, correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision therein;

•	make any change that does not adversely affect the rights of any holder of notes in any material respect; or

•	conform the text of the Indenture or the notes to any provision of this “Description of the Notes.”

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

The Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding notes, or of any other series of debt securities issued under the Indenture, as it may be supplemented, which is affected by the modification or amendment, to waive compliance with certain covenants contained in the Indenture. The Issuer shall provide to the Trustee an officers’ certificate and an opinion of counsel, each stating that any supplement, amendment or modification of the Indenture is authorized or permitted by the terms of the Indenture and that all conditions precedent to such supplement, amendment or modification have been satisfied.

Listing

We intend to apply to list the notes on the Nasdaq under the symbol “CGABL.” If approved for listing, we expect trading of the notes on the Nasdaq to commence within 30 days after they are first issued.

Governing Law

The Indenture, notes and Note Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

The Trustee under the Indenture is The Bank of New York Mellon Trust Company, N.A.

The Trustee, in each of its capacities including but not limited to Trustee and paying agent and custodian, has not participated in the preparation of this prospectus supplement and does not assume responsibility for its contents, including, for avoidance of doubt, any reports, financial statement, or any other collateral information related to or referred to herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Trustee as to the accuracy or completeness of the information contained or incorporated in this prospectus supplement or any other information provided by the Issuer in connection with the offering of the notes. The Trustee shall not be deemed a representative of or fiduciary to the holders of Senior Indebtedness and nothing herein or in the Indenture shall be construed as requiring the subordination of the Trustee’s fees, expenses or indemnities. The Trustee does not accept any liability in relation to the information contained or incorporated by reference in this prospectus supplement or any other information provided by the Issuer in connection with the offering of the notes or their distribution.

BOOK-ENTRY; DELIVERY AND FORM

The notes initially will be issued in book-entry form and represented by one or more global notes. The global notes will be deposited with, or on behalf of, DTC, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of the beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking, S.A. (“Clearstream”), or Euroclear Bank SA/NV (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”) (in Europe), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters for this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator under contract with Euroclear Clearance System Public Limited Company (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE American LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of notes, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of notes will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased notes. Transfers of ownership interests in global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes except under the limited circumstances described below.

To facilitate subsequent transfers, all global notes deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If the notes are not held in definitive form, and if less than all of the notes are being redeemed, the amount of the interest of each direct participant in the notes to be redeemed will be determined in accordance with DTC’s procedures. In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. will give consents for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the notes will be made to Cede & Co., as nominee of DTC.

DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of notes will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in notes.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurances can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a

Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear are under no obligation to provide their services as depositaries for the notes and may discontinue providing their services at any time. Neither we, the trustee nor the underwriters will have any responsibility for the performance by DTC, Clearstream, Euroclear or their direct participants or indirect participants under the rules and procedures governing these organizations.

As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the notes. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the notes represented by one or more global notes; or

•	an event of default under the indenture has occurred and is continuing with respect to the notes,

we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.

We have provided the descriptions of the operations of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. We take no responsibility for the accuracy of this information. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes that are held as capital assets (generally, for investment purposes) by persons who purchase the notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and existing and proposed Treasury regulations promulgated thereunder, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your personal circumstances, nor does it address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	a broker or dealer in securities or currencies;

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a U.S. holder (as defined below) that holds notes through a non-U.S. broker or other non-U.S. intermediary;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a U.S. expatriate;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a partnership or other pass-through entity (or an investor in such an entity); or

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the notes, we will treat the notes as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the IRS or a court will agree with such treatment. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a note each beneficial owner of a note agrees, to treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Possible Alternative Treatments

We may be obligated to pay amounts in excess of the stated interest or principal on the notes, including upon an optional redemption of the notes as a result of a “rating agency event” (as described under “Description of the Notes—Optional Redemption of the Notes”). These potential payments may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the possibility of any such payments does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is binding on you, unless you disclose your contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, you might be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate, and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Material Tax Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply if you are a U.S. holder of the notes.

Stated Interest. Subject to the next paragraph, stated interest on the notes will generally be taxable to you as ordinary income at the time the interest is received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Subject to the discussion below, it is expected and assumed for purposes of this discussion that the notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. U.S. Treasury regulations provide that the possibility that interest on the notes might be deferred would generally result in the notes being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the U.S. Treasury regulations, and therefore that the possibility of such deferral will not result in the notes being treated as issued with OID. Accordingly, interest paid on the notes should be taxable to you as described above under “—Stated Interest.”

However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position. If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the notes would be treated as issued with OID at the time of issuance, or reissued with OID at the time of such deferral, as the case may be, and all stated interest, or, if interest is in fact deferred, all stated interest due after such deferral, would be treated as OID. Under the OID rules, regardless of your regular method of accounting for U.S. federal income tax purposes, you will be required to include in taxable income (as ordinary income) for each taxable year, using a constant yield method, the daily portions of OID, if any, that accrue on the notes, for each day in such taxable year on which you own the notes. Thus, you would be required to include OID in income in advance of the receipt of the cash to which such OID is attributable, and actual payments of stated interest would not be reported separately as taxable income.

Sale, Exchange or Retirement of Notes. You will generally recognize gain or loss on the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference, if any, between the amount realized from such sale, exchange, retirement or other taxable disposition and your adjusted tax basis in the note. Assuming the notes are not treated as issued or reissued with OID (as described above), the amount realized will not include any amounts attributable to accrued but unpaid interest (which will be taxable as described above). Your adjusted tax basis in a note will, in general, be your cost for that note, and if the note is treated as having been issued or reissued with OID, such adjusted tax basis will also be increased by the amount of any OID previously included in your gross income with respect to the note and decreased by any payments received on the note since and including the date that the note was deemed to be issued or reissued with OID. Any gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the holding period for the note exceeds one year at the time of disposition. Long-term capital gain of non-corporate U.S. holders (including individuals) is eligible for reduced rates of taxation. The ability to deduct capital losses is subject to limitations.

Material Tax Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply if you are a non-U.S. holder of the notes.

U.S. Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest (which, for purposes of the discussion of non-U.S. holders, includes any OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of Section 871(h) of the Code and applicable U.S. Treasury regulations);

•	you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. fixed base or permanent establishment), then you generally will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax described above, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Sale, Exchange or Retirement of Notes. Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. fixed base or permanent establishment), in which case such gain generally will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S.-source losses.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to payments of stated interest on the notes, accruals of OID (if any) and the proceeds from a sale or other taxable disposition (including a retirement or redemption) of a note paid to you, unless you are an exempt recipient. Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding, or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, the amount of interest (including any OID) paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including any OID) on the notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “—Material Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest (including any OID) paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Material Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the notes, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which the Issuer, an underwriter, a Guarantor or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, or pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plans such as government plans, foreign plans and certain church plans, while not necessarily subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring any notes.

Because of the foregoing, the notes should not be acquired or held by any person investing the assets of any Plan, unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note or any interest therein, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of any Plan or (ii) the acquisition and holding of the notes (or any interest therein) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult with and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan. The sale of the notes to any Plan is in no respect a representation by us, the Guarantors, an underwriter or any of our or their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

UNDERWRITING

Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Morgan Stanley & Co. LLC	$80,000,000
BofA Securities, Inc.	80,000,000
Citigroup Global Markets Inc.	80,000,000
J.P. Morgan Securities LLC	80,000,000
Credit Suisse Securities (USA) LLC	26,666,675
Goldman Sachs & Co. LLC	26,666,675
Mizuho Securities USA LLC	26,666,650

Total	$400,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the notes if any are taken.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $60,000,000 aggregate principal amount of notes solely to cover overallotments at the initial public offering price set forth on the cover page of this prospectus supplement less the applicable underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the principal amount of notes as the number listed next to the underwriter’s name in the preceding table bears to the total principal amount of the notes listed next to the names of all underwriters in the preceding table.

The underwriters initially propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of $0.50 per note with respect to retail sales and $0.30 per note for institutional sales. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed $0.45 per note with respect to retail sales and none for institutional sales. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by Us
Per subordinated note sold to retail investors	$0.7875
Per subordinated note sold to institutional investors	$0.50

We estimate that our total expenses for this offering will be approximately $1.4 million (excluding the underwriting discount).

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

In connection with this offering, for a limited period after the initial issuance of the notes, the underwriters may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the underwriters in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the- counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We and the Guarantors have agreed in the underwriting agreement for this offering that during the period beginning on the date of this prospectus supplement and continuing to and including the date 30 days after the date of this prospectus supplement, we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities that are substantially similar to the notes, without the prior written consent of the representatives.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Listing

The notes are a new issue of securities with no established trading market. We intend to apply for the listing of the notes on the Nasdaq under the symbol “CGABL.” If the application is approved for listing, we expect trading of the notes on the Nasdaq to commence within 30 days after the notes are first issued. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters of their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement arrangement to prevent a failed settlement.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Prohibition of Sales to European Economic Area Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “Companies Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The offering of the notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). Consequently, the notes may not be sold, offered for sale, resold or otherwise transferred, directly or indirectly, in Japan or to or for the account of any Japanese resident or national, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with applicable provisions of Japanese laws and regulations.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle composed of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others owns interests representing less than 1% of the capital commitments of certain investment funds advised by Carlyle. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Mayer Brown LLP, New York, New York. Mayer Brown LLP has in the past performed, and may in the future perform, legal services for The Carlyle Group Inc. and its affiliates.

EXPERTS

The consolidated financial statements of The Carlyle Group, Inc. appearing in The Carlyle Group Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of The Carlyle Group Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.

The financial statements of Fortitude Group Holdings, LLC incorporated in this prospectus supplement by reference to The Carlyle Group Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Fortitude Group Holdings, LLC’s significant transactions with affiliates of American International Group Inc. and The Carlyle Group Inc., which are related parties, as described in Note 11 to the consolidated financial statements and other matter paragraphs relating to the inclusion of the required supplementary information for incurred and paid claims development and the omission of six of the required ten years of incurred and paid claims development information for short-duration insurance contracts) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The Carlyle Group Inc. files annual, quarterly and current reports and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The SEC’s web site address is www.sec.gov.

This prospectus supplement incorporates by reference the documents listed below that The Carlyle Group Inc. has previously filed with the SEC. They contain important information about and the financial condition of The Carlyle Group Inc. and its consolidated subsidiaries. Any information referred to in this way is considered part of this prospectus supplement from the date The Carlyle Group Inc. files that document. Any reports filed by The Carlyle Group Inc. with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed by The Carlyle Group Inc. with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 11, 2021, and as amended on March 5, 2021 (File No. 001-35538);

•

the information in our definitive proxy statement filed on April 14, 2021 that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-35538);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on April 29, 2021 (File No. 001-35538);

•	Current Report on Form 8-K, filed on March 4, 2021 (Item 5.02 only) (File No. 001-35538); and

•

All documents filed by The Carlyle Group Inc. under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about The Carlyle Group Inc. and its consolidated subsidiaries. The agreements may contain representations and warranties by The Carlyle Group Inc. or any of its consolidated subsidiaries, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505. You also may contact us at (202) 729-5626 or visit our web site at http://www.carlyle.com for copies of those documents. The Carlyle Group Inc.’s web site and the information contained on its web site are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

PROSPECTUS

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Units

We and any selling securityholders identified in this prospectus or in supplements to this prospectus may from time to time offer and sell, in one or more series or classes, separately or together, the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.

The securities may be offered on a delayed or continuous basis directly by us and/or selling securityholders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “CG.” The last reported sale price of our common stock on the Nasdaq on February 11, 2020 was $33.60 per share.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2020.

i

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. By using this shelf registration process, we and/or any selling securityholders may sell any of our common stock, preferred stock, debt securities, depositary shares, subscription rights, units and warrants to purchase debt or equity securities described in this prospectus, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we or any selling securityholders sell securities, we will if required provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with the information incorporated herein by reference.

Unless the context otherwise indicates, references in this prospectus to the terms “company,” “we,” “us,” “our,” and “Carlyle” refer to The Carlyle Group Inc., a Delaware corporation, and its consolidated subsidiaries.

CARLYLE

We are one of the world’s largest and most diversified global investment firms. We advise an array of specialized investment funds and other investment vehicles that predominantly invest across the spectrum of private capital asset classes, including private equity, credit, energy and power, real estate, and infrastructure. Our teams invest across a range of industries, geographies, asset classes and investment strategies and seek to deliver attractive returns for our investors throughout an investment cycle. Since our firm was founded in Washington, D.C. in 1987, we have grown to manage more than $224 billion in AUM as of December 31, 2019. We have more than 1,775 employees, including 671 investment professionals in 32 offices across six continents, and we serve more than 2,600 active carry fund investors from 94 countries. Across our Corporate Private Equity and Real Assets segments, as of December 31, 2019, we had investments in 267 active portfolio companies that employ more than 950,000 people.

For a description of our business, financial condition, results of operations and other important information regarding Carlyle, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

The Carlyle Group L.P. was formed in Delaware on July 18, 2011. The Carlyle Group L.P. converted from a Delaware limited partnership to a Delaware corporation named The Carlyle Group Inc. on January 1, 2020. Our principal executive offices are located at 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505 and our telephone number is (202) 729-5626.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION

This prospectus may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 12, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto and in our other periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any prospectus supplement, where applicable.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed by us with the SEC and are incorporated herein by reference, and applicable provisions of Delaware law. As used in this section, “we,” “us” and “our” mean The Carlyle Group Inc., a Delaware corporation, but not any of its subsidiaries.

Our purpose is to engage directly or indirectly in any business activity that is approved by our board of directors in its sole discretion and that lawfully may be conducted by a corporation organized pursuant to the Delaware General Corporation Law (the “DGCL”). Our authorized capital stock consists of 100,000,000,000 shares of common stock, par value $0.01 per share, and 1,000,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Except as otherwise required by law or as expressly provided in our certificate of incorporation, holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to applicable law and any contractual restrictions on the payment of dividends and to the rights of the holders of one or more outstanding series of our preferred stock.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors, and subject to the rights of the holders of one or more outstanding series of preferred stock having liquidation preferences senior to or on parity with our common stock, the holders of shares of our common stock will be entitled to receive a pro rata portion of our remaining assets available for distribution.

The common stock will not be subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock out of our authorized and unissued shares of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of our certificate of incorporation, any shares of preferred stock may be so designated and the rights, powers and preferences thereof may be fixed as described below by our board of directors, and such shares will be available for issuance, without further action by holders of our common stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in any preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable on shares of such series;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs or other event;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series of our capital stock; and

•	the voting powers, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the rights of the common stock to distributions upon a liquidation, dissolution or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. In either case, the corporation must also have sufficient lawfully available funds to pay the dividend. Declaration and payment of any dividend will be subject to the discretion of our board of directors.

Annual Stockholder Meetings

Our certificate of incorporation and bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law and determined by our board of directors, we may conduct meetings solely by means of remote communications, including by webcast.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Our certificate of incorporation, bylaws, and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as the shares of common stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our board of directors will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

Business Combinations

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on other than a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Removal of Directors; Vacancies and Newly Created Directorships

Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, the directors divided into classes may be removed only for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. If, at the same meeting at which a director is so removed, the stockholders holding a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors nominate a replacement director, such nomination shall not be subject to the nomination procedures that otherwise apply and stockholders holding a majority in voting power of all outstanding shares of stock entitled to vote on the election of such director may vote to elect a replacement director. Subject to the foregoing, our certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Loss of Voting Rights

If at any time any person or group (other than our former general partner and its affiliates, a direct or indirect transferee of our former general partner or its affiliates (provided that, with respect to any indirect transferee, our board of directors shall have provided such transferee with written notification that this limitation shall not apply) or a person or group that has acquired such stock with the prior approval of our board of directors or our former general partner) beneficially owns 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares our stock and such shares of stock may not be voted on any matter as to which the holders of such shares of stock may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent the holders of such shares of stock are entitled to any vote.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors up for election at each annual meeting.

Special Stockholder Meetings

Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes for which a meeting is proposed. The DGCL and our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Director Nominations and Stockholder Proposals

Our certificate of incorporation establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors or with respect to any directors elected by the holders of one or more series of our preferred stock. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal office no later than the close of business on the 90th day, nor earlier than the closer of business on the than 120th day, prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our certificate of incorporation also specifies requirements as to the form and content of a stockholder’s notice. Our certificate of incorporation allows our board of directors to adopt rules and regulations for the conduct of meetings of stockholders which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not permit our common stockholders to act by consent in writing, unless such action is consented to by our board of directors in writing or by electronic transmission.

The combination of the classification of our board of directors, the lack of cumulative voting and the loss of voting rights by any person or group that beneficially owns 20% or more of any class of our stock then outstanding (subject to certain exceptions) will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Subject to certain exceptions, pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, in certain circumstances. Among other things, either the stockholder bringing any such action must be a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock must have thereafter devolved by operation of law, and such stockholder must continuously hold shares through the resolution of such action. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent otherwise in writing, any (1) derivative action or proceeding brought on behalf of our Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee of our Company to our Company or our Company’s stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (as either may be amended or restated) or (4) action asserting a claim governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. Any person who acquires an interest in any shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of (a) our former general partner, (b) any person who is or was a “tax matters partner” (as defined in the U.S. Internal Revenue Code of 1986, as amended, the “Code” as in effect prior to 2018) or “partnership representative” (as defined in the Code), as applicable, officer or director of Carlyle or our former general partner, (c) any officer or director of Carlyle or our former general partner who is or was serving at the request of Carlyle or our former general partner as an officer, director, employee, member, partner, “tax matters partner” (as defined in the Code as in effect prior to 2018) or “partnership representative”

(as defined in the Code), as applicable, agent, fiduciary or trustee of another person (subject to certain limitations), (d) any person who controls our former general partner, and (e) certain other persons designated by the Corporation (collectively, the “Indemnitees”), except with respect to any corporate opportunity expressly offered to any Indemnitee solely through their service to us or our subsidiaries. Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Our certificate of incorporation also provides that the Indemnitees shall not be liable to us, any of our stockholders or any other person who acquires an interest in any shares of capital stock of our company by reason that such Indemnitee(s) pursues or acquires a business opportunity for itself, directs such opportunity to another person, does not communicate such opportunity or information to us or our subsidiaries or, to the fullest extent permitted by applicable law, uses information in the possession of us or our subsidiaries to acquire or operate a business opportunity.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, directly or through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

Our certificate of incorporation generally provides that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL in actions, suits or proceedings not commenced by them. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification by us pursuant to our certificate of incorporation is sought. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300 or (800) 937-5449.

Listing

Our common stock is listed on Nasdaq under the symbol “CG.”

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, our amended and restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among Carlyle, the depositary and the holders of the certificates evidencing depositary shares, or “depositary receipts.” Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by Carlyle for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with Carlyle) that it is not feasible to make such distribution, in which case the depositary may (with the approval of Carlyle) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of Carlyle, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between Carlyle and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by Carlyle upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of Carlyle and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of Carlyle not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

Neither the depositary nor Carlyle assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its gross negligence or willful misconduct. Neither the depositary nor Carlyle will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Carlyle and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Carlyle and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Carlyle, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Carlyle.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150 million.

DESCRIPTION OF DEBT SECURITIES

We may offer the debt securities from time to time in as many distinct series as we may determine under an indenture to be entered into between us and a trustee. We may use different trustees for different series of debt securities issued under the indenture. When we offer to sell a particular series of debt securities, we urge you to read the indenture, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities, copies of which may be obtained in the manner described under “Where You Can Find More Information.”

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to The Carlyle Group Inc. (parent company only) and not to any of its subsidiaries.

General

When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus, which may include, without limitation, the following:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•	any events of default applicable to any debt securities of the series and any right of the trustee or the holders of those debt securities to declare the principal amount thereof due and payable;

•	any covenants applicable to the debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	the name and corporate trust office of the trustee;

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder);

•	the CUSIP and/or ISIN number(s) of the debt securities of the series; and

•	the law that will govern the indenture and the debt securities of the series.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of U.S. federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified principal amount of debt securities or a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration for the debt securities, common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of securities represented by interests in a global security will not be entitled to receive their securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the security represented by the global security for all purposes under security and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated securities and will not be considered to be the owners or holders of any securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the securities, DTC will exchange each global security for certificated securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Global securities will be exchanged for securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)

DTC notifies us that it is unwilling or unable to continue as depository for such global securities or if DTC ceases to be registered under the Exchange Act and we do not appoint a successor depository within 90 days;

(2)	we determine in our discretion that such global securities will be exchangeable for certificated securities in registered form; or

(3)	if applicable to the particular type of security, there shall have occurred and be continuing an event of default.

These certificated securities will be registered in the name or names as DTC instructs. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income and (where noted below) estate tax consequences of the purchase, ownership and disposition of the debt securities and common and preferred stock as of the date hereof.

Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•

a person required to accelerate the recognition of any item of gross income with respect to the debt securities or common or preferred stock as a result of such income being recognized on an applicable financial statement; or

•	a United States expatriate.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

The discussion below assumes that all debt securities issued under this prospectus will be classified as our indebtedness for U.S. federal income tax purposes, and you should note that in the event of an alternative characterization, the tax consequences to you would differ from those discussed below. Accordingly, if we intend to treat a debt security as other than debt for U.S. federal income tax purposes, we will disclose the relevant tax considerations in the applicable prospectus supplement. We will summarize any special U.S. federal tax considerations relevant to a particular issue of the debt securities or common or preferred stock (for example, any convertible debt securities) in the applicable prospectus supplement. We will also summarize the material U.S. federal income tax consequences, if any, applicable to any offering of depositary shares, warrants, subscription rights, purchase contracts and units in the applicable prospectus supplement.

For the purposes of this summary, a “U.S. holder” means a beneficial owner of the debt securities or common or preferred stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of the debt securities or common or preferred stock who is neither a United States holder nor a partnership for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities or common or preferred stock, you should consult your own tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase of the debt securities or common or preferred stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the debt securities or common or preferred stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Debt Securities

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of debt securities.

Payments of Interest

Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID” and such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

Additional OID rules applicable to debt securities that are denominated in or determined by reference to a currency other than the U.S. dollar (“foreign currency debt securities”) are described under “—Foreign Currency

Debt Securities” below. A debt security with an “issue price” that is less than its stated redemption price at maturity (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity.

The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public for cash. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period.

Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than certain exempt holders.

Debt securities that provide for a variable rate of interest and that meet certain other requirements (“floating rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a floating rate debt security, the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the U.S. federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. U.S. holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. An election to accrue market discount on a current basis will apply to all debt instruments acquired with market discount that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service (“IRS”).

Acquisition Premium, Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on retirement or other disposition of the debt security.

Sale, Exchange, Retirement or Other Taxable Disposition of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security will generally be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Except as described above with respect to certain short-term debt securities or market discount, or with respect to gain or loss attributable to changes in exchange rates as discussed below with respect to foreign currency debt securities, any gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the debt security for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Debt Securities

Payments of Interest. If you receive interest payments made in a foreign currency and you use the cash basis method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the spot rate of exchange (the “spot rate”) in effect on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting for U.S. federal income tax purposes, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods (or portions thereof) in such year during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on the last day of the accrual period (or the last day of the taxable year if the accrual period straddles your taxable year) or the date the interest payment is received if such date is within five business days of the end of the accrual period.

In addition, if you use the accrual method of accounting, upon receipt of an interest payment on a debt security (including, upon the sale or other taxable disposition of a debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment. Any such exchange gain or loss will generally be treated as U.S. source ordinary income or loss.

Original Issue Discount. OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale or other taxable disposition of a debt security, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security,

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and

•	third, as the receipt of principal.

Market Discount and Bond Premium. The amount of market discount includible in income with respect to a foreign currency debt security will generally be determined by translating the market discount (determined in the foreign currency) into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss will be realized with respect to such amortized premium based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

Sale, Exchange, Retirement or Other Taxable Disposition of Foreign Currency Debt Securities. Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your initial tax basis in a foreign currency debt security will generally be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your U.S. dollar cost will generally be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security, determined by translating the foreign currency at the spot rate at the time of such purchase. If your foreign currency debt security is sold, exchanged, retired or otherwise disposed of for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of the sale, exchange, retirement or other taxable disposition. If, however, you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market for U.S. federal income tax purposes, foreign currency paid or received will be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Except as described above with respect to certain short-term debt securities or market discount, and subject to the foreign currency rules discussed below, any gain or loss recognized upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the foreign currency debt security for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will generally be treated as U.S. source ordinary income or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined at the spot rate on the date of the sale, exchange, retirement or other taxable disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined at the spot rate on the date you purchased the foreign currency debt security (or, possibly, in the case of cash basis or electing accrual basis taxpayers, the settlement dates of such purchase and taxable disposition, if the foreign currency debt security is treated as traded on an established securities market for U.S. federal income tax purposes). The amount of exchange gain or loss realized on the disposition of the foreign currency debt security (with respect to both principal and accrued interest) will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in any foreign currency received as interest on a foreign currency debt security or on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will generally be treated as U.S. source ordinary income or loss.

Dual Currency Debt Securities. If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency (such debt securities, “dual currency debt securities”). Applicable U.S. Treasury regulations generally (i) apply the principles contained in the regulations governing contingent debt instruments to dual currency debt securities in the “predominant currency” of the dual currency debt securities and (ii) apply the rules discussed above with respect to foreign currency debt securities with OID for the translation of interest and principal into U.S. dollars. If you are considering the purchase of dual currency debt securities, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income and estate tax consequences that will apply to you if you are a non-U.S. holder of debt securities.

U.S. Federal Withholding Tax

Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest on the debt securities (including OID) under the “portfolio interest rule,” provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the U.S. Treasury regulations; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your debt securities through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a debt security.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. Any effectively connected interest will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement or other taxable disposition of a debt security generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

U.S. Federal Estate Tax

If you are an individual and are not a U.S. citizen or a resident of the United States (as specifically defined for U.S. federal estate tax purposes), your estate will not be subject to U.S. federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you of interest on the debt securities (including OID), if received at such time, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—U.S. Federal Withholding Tax,” without regard to the statement requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to payments of interest (including OID) and principal on a debt security and the proceeds from the sale or other disposition of a debt security paid to you, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the sixth bullet point under “Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest on the debt securities paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the debt securities.

Common and Preferred Stock

Consequences to U.S. Holders

The U.S. federal income tax consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

•	the terms of the stock;

•	any put or call option or redemption provisions with respect to the stock;

•	any conversion or exchange feature with respect to the stock; and

•	the price at which the stock is sold.

U.S. holders should carefully examine the applicable prospectus supplement regarding the material U.S. federal income tax consequences, if any, of the holding and disposition of our stock.

Consequences to Non-U.S. Holders

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common or preferred stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common or preferred stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common or preferred stock, the excess will be treated as gain from the disposition of our common or preferred stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock and Preferred Stock”).

Dividends paid to a non-U.S. holder of our common or preferred stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common or preferred stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) certifying under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common or preferred stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common or preferred stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock and Preferred Stock

Subject to the discussion of backup withholding below, any gain realized on the sale or other disposition of our common or preferred stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition in the same manner as if such holder were a United States person as defined under the Code. In addition, if a non-U.S. holder described in the first bullet point immediately above is a foreign corporation for U.S. federal income tax purposes, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Common or preferred stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Payors must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in other countries under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common or preferred stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends on our common or preferred stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common or preferred stock.

Other Securities

If you are considering the purchase of depositary shares, warrants, subscription rights, purchase contracts or units, you should carefully examine the applicable prospectus supplement regarding the material U.S. federal income tax consequences, if any, of the holding and disposition of such securities, including any tax considerations relating to the specific terms of such securities.

PLAN OF DISTRIBUTION

General

We and/or the selling securityholders, and their pledgees, donees, transferees or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale or by any other legally available means.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:

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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out or hedge its short positions;

•	sell securities short and redeliver such shares to close out or hedge our short positions;

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enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

If indicated in an applicable prospectus supplement, we may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

If applicable, a prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling securityholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Securityholders

The selling securityholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that the selling securityholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling securityholder meets the criteria and conforms to the requirements of Rule 144.

We will not receive any of the proceeds from the sale of securities by selling securityholders.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders, and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the selling securityholders may sell the offered securities to dealers as principals. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services.

The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We and/or the selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether common stock, preferred stock, depositary shares or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships

We and/or the selling securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. Any underwriters to whom we and/or the selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. An investment vehicle composed of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others owns interests representing less than 1% of the capital commitments of certain investment funds advised by Carlyle.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and are required to file reports and other information with the SEC. You may inspect them without charge at the SEC’s website. We intend to make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 001-35538):

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Current Report on Form 8-K filed on January 2, 2020;

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the description of our common stock contained in our Registration Statement on Form 8-A/A filed on January 2, 2020, including all amendments and reports filed for the purpose of updating such description; and

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all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004. You also may contact us at (202) 729-5626 or visit our website at http://www.carlyle.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in our securities.